Exhibit 10.1

SOUNDTHINKING, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2017 EQUITY INCENTIVE PLAN)

SoundThinking, Inc. (the “Company”), hereby awards to Participant a number of Restricted Stock Units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”), in the Company’s 2017 Equity Incentive Plan (the “Plan”), and in the Plan and the Restricted Stock Unit General Terms and Conditions (the “Terms and Conditions”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Terms and Conditions shall have the meanings set forth in the Plan or the Terms and Conditions.

Participant:
Date of Grant:
Grant Number:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule: [ ] Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule: One share of Common Stock will be issued for each Restricted Stock Unit which vests at the time set forth in Section 4 of the Terms and Conditions.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, the terms of the Plan, this Restricted Stock Unit Grant Notice, and the Terms and Conditions. Participant also acknowledges receipt of the Prospectus for the Plan. Participant acknowledges and agrees that this Restricted Stock Unit Grant Notice and the Terms and Conditions (together, the “Award Agreement”) may not be modified, amended or revised by Participant except in a writing signed by Participant and a duly authorized officer of the Company. Participant further acknowledges that in the event of any conflict between the provisions in the Award Agreement or the Prospectus and the terms of the Plan, the terms of the Plan shall control. Participant further acknowledges that the Award Agreement and the Plan sets forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other Awards previously granted to Participant, (ii) shares of Company stock previously issued to Participant, (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iv) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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SOUNDTHINKING, INC.	PARTICIPANT

By:
Signature	Signature

Title:	Date:
Date:

ATTACHMENTS:	Restricted Stock Unit Terms and Conditions
2017 Equity Incentive Plan
Prospectus

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ATTACHMENT I

SOUNDTHINKING, INC.

2017 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT RESTRICTED TERMS AND CONDITIONS

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”) SoundThinking, Inc. (the “Company”) has granted you a Restricted Stock Unit Award under its 2017 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “Award”). Defined terms not explicitly defined in these Terms and Conditions but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms and conditions applicable to your Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, including but not limited to the provisions in Section 7 regarding the impact of a Capitalization Adjustment, Dissolution or Corporate Transaction on your Restricted Stock Unit, Section 8 regarding securities law compliance, and Section 9 regarding the tax consequences of your Award. Your Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between these Terms and Conditions and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units subject to the Award. Any additional Restricted Stock Units that become subject to the Award pursuant to Capitalization Adjustments as set forth in the Plan and Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your Award.

3. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

4. DATE OF ISSUANCE.

(a) As soon as practicable following each applicable vesting date(s) as indicated in the Grant Notice (but in no event later than two and one-half months after the end of the year in which such vesting date occurs), the Company will issue to you a number of shares of Common Stock equal to the aggregate number of Restricted Stock Units that have vested on the applicable vesting date(s) as indicated in the Grant Notice on such vesting date, subject to the terms and conditions of the Award Agreement and the Plan.

(b) The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company. In all cases, the issuance of shares under the Award is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

5. WITHHOLDING TAXES.

(a) On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock in respect of your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to

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satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means (and by accepting this Award you hereby authorize any of the following methods of satisfying the Withholding Taxes): (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 4 hereof) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Taxes using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee.

(b) Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.

(c) In the event the Withholding Taxes arise prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Taxes was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

6. SECTION 409A OF THE CODE. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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ATTACHMENT II

SOUNDTHINKING, INC.

2017 EQUITY INCENTIVE PLAN

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ATTACHMENT III

PROSPECTUS

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